UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 24, 2010, United Western Bank®, a subsidiary of United Western Bancorp, Inc. (the “Company”) entered into First Amendment to Amended and Restated Subaccounting Agreement, (the “Amendment”) which amends that certain Amended and Restated Subaccounting Agreement dated as of June 27, 2009 (the “Agreement”), with Equity Trust Company (“ETC”), Equity Administrative Services, Inc. (“EAS”) and Sterling Administrative Services, LLC (“SAS”).  The Amendment revises the Agreement to, among other things, (a) require each parties’ written consent prior to participating Bank Account (as defined in the Agreement)deposits to a Third Party Bank; and (b) provide that ETC, EAS and SAS may terminate the Agreement in the event United Western Bank becomes neither “well capitalized” nor  “adequately capitalized” as defined in the Amendment.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

10.1
First Amendment to Amended and Restated Subaccounting Agreement entered into as of February 24, 2010 between United Western Bank®, Equity Trust Company, Equity Administrative Services, Inc., and Sterling Administrative Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: March 4, 2010	By:
Name: Michael J. McCloskey
Title: Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

10.1
First Amendment to Amended and Restated Subaccounting Agreement entered into as of February 24, 2010 between United Western Bank®, Equity Trust Company, Equity Administrative Services, Inc., and Sterling Administrative Services, LLC.